                                                                   EXHIBIT 3.1yy


                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 06/20/2001
                                                    010296673 - 2506818




             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT
                                       OF
                        UNIROYAL CHEMICAL EXPORT LIMITED


It is hereby certified that:

   1. The name of the corporation (hereinafter called the "corporation") is:

                        UNIROYAL CHEMICAL EXPORT LIMITED

   2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

   3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

   4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 14 2001
                                            /s/ John T. Ferguson, II
                                            _________________________________
                                            Name: John T. Ferguson, II
                                            Title: President